EXHIBIT 2.1


                 AMENDED MEMORANDUM AND ARTICLES OF ASSOCIATION


                         THE COMPANIES ACTS 1948 TO 1989


                        --------------------------------
                        PUBLIC COMPANY LIMITED BY SHARES
                        --------------------------------


                            MEMORANDUM OF ASSOCIATION

                        (As modified by Resolution of the
                       Directors passed 19th January 1982
                      and pursuant to a Special Resolution
                           passed on 23 October 1997)

                                     - and -

                                       NEW

                             ARTICLES OF ASSOCIATION

                    (Adopted by Special Resolution passed on
             23 October 1997 and taking effect on 15 December 1997)

                                      - of-

                        CORDIANT COMMUNICATIONS GROUP plc

                     Incorporated the 11th day of July, 1977


                                   No.1320869

                               COMPANY NO: 1320869


                         THE COMPANIES ACT 1985 AND 1989
                        PUBLIC COMPANY LIMITED BY SHARES


                             SPECIAL RESOLUTIONS OF
                          CORDIANT PLC ("THE COMPANY")



     At an Annual General Meeting of the Company duly convened and held at the Royal Institute of British Architects, 66 Portland Place, London, W1 on 20 May 1997, the following resolutions were passed as Special Resolutions:-


RESOLUTIONS:

THAT:

1. in accordance with Section 95(l) of the Companies Act 1985, the Directors be and are hereby given power to allot equity securities pursuant to the authority conferred by paragraph 1.1 of Resolution 1 passed at the Extraordinary General Meeting of the Company held on 18 June 1996 as if sub-section (1) of Section 89 of the Companies Act 1985 did not apply to any such allotment, provided that:

     a) the power hereby conferred shall be limited to the allotment of equity securities in connection with or pursuant to an offer by way of rights to the holders of Ordinary Shares and other persons entitled to participate therein, in proportion (as nearly as may be) to such holders' holdings of such shares (or, as appropriate, to the numbers of such shares which such other persons are for those purposes deemed to hold) subject only to such exclusions or other arrangements as the Directors may feel necessary or expedient to deal with fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body in, any territory; and

     b) the power granted by this Resolution shall expire on the date of the next Annual General Meeting of the Company after the passing of this Resolution or on 19 August 1998 if earlier, save that the said power shall allow and enable the Directors to make an offer or agreement before the expiry of that power which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the said power had not expired. Words and expressions defined in or for the purposes of Part IV of the Companies Act 1985 shall bear the same meaning in this Resolution.

2. in accordance with Section 95(l) of the Companies Act 1985 and in addition to any power conferred by the passing of Resolution No 1 set out in the Notice of this meeting, the Directors be and are hereby given power to allot equity securities pursuant to the authority conferred by paragraph
     1.1 of Resolution 1 passed at the Extraordinary General Meeting of the Company held on 18 June 1996 as if subsection (1) of Section 89 of the Companies Act 1985 did not apply to any such allotment, provided that:

     a) the power hereby conferred shall be limited to the allotment of equity securities up to an aggregate nominal amount of L5,500,000; and

     b) the power granted by this Resolution No 2 shall expire on the date of the next Annual General Meeting of the Company after the passing of this Resolution or on 19 August 1998 if earlier, save that the said power shall allow and enable the Directors to make an offer or agreement before the expiry of that power which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the said power had not expired. Words and expressions defined in or for the purposes of Part IV of the Companies Act 1985 shall bear the same meaning in this Resolution.


____________________________
Chairman

                             THE COMPANIES ACT 1985


                        --------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                        --------------------------------

                                   RESOLUTION


                                      -of-


                                  CORDIANT PLC


At an Extraordinary General Meeting of the Company held at The London Studios, Upper Ground, London SE1 on 18 June 1996, the resolution attached hereto (inter alia) was duly passed as a Special Resolution.

     1.1 in accordance with Section 80 of the Companies Act 1985, and by way of renewal, consolidation and variation of the authorities granted to the Directors by virtue of paragraph (1) of the Special Resolution passed at the Extraordinary General Meeting of the Company held on 13 June 1995 and paragraph (2) of the Ordinary Resolution passed at the Extraordinary General Meeting of the Company held on 20 November 1995, the Directors be and are hereby generally and unconditionally authorised to allot relevant securities up to an aggregate nominal amount of L39,597,683.75 provided that this authority shall (unless previously revoked, varied or renewed) expire on 17 June 2001, save that the Directors may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired;

1.2 in accordance with Section 95(1) of the Companies Act 1985, the Directors be and are hereby given power to allot equity securities pursuant to the authority conferred by paragraph 1.1 of this Resolution as if sub-section (1) of Section 89 of the Companies Act 1985 did not apply to any such allotment, provided that:

1.2.1.  the power hereby conferred shall be limited:

        1.2.1.1. to the allotment of equity securities in connection with or pursuant to any offer by way of rights to the holders of Ordinary Shares and other persons entitled to participate therein, in proportion (as nearly as may be) to such holders' holdings of such shares (or, as appropriate, to the numbers of such shares which such other persons are for those purposes deemed to hold) subject only to such exclusions or other arrangements as the Directors may feel necessary or expedient to deal with fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body in, any territory; and

        1.2.1.2. to the allotment (other than pursuant to sub-paragraph 1.2.1.1 of this proviso) of equity securities up to an aggregate nominal amount of L5,500,000;

1.2.2. the power granted by this paragraph 1.2 shall expire on the date of the next Annual General Meeting of the Company after the passing of this Resolution or on 17 September 1997 if earlier, save that the said power shall allow and enable the Directors to make an offer or agreement before the expiry of that power which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the said power had not expired;

1.3 words and expressions defined in or for the purposes of Part IV of the Companies Act 1985 shall bear the same meaning herein.

                         THE COMPANIES ACTS 1948 to 1989


                        --------------------------------
                        PUBLIC COMPANY LIMITED BY SHARES
                        --------------------------------


                            MEMORANDUM OF ASSOCIATION

                        (As modified by Resolution of the
                       Directors passed 19th January 1982
                      and pursuant to a Special Resolution
                           passed on 23 October 1997)

                                      -of-

                        CORDIANT COMMUNICATIONS GROUP plc



*1       The name of the Company is "ANTHOLIN NO.SIX LIMITED".

2        The Company is to be a public company.

3        The registered office of the Company will be situate in England.

4        The Company is established for the following objects:-

          (1) To carry on the business of a holding company and to acquire by purchase exchange subscription or otherwise and to hold the whole or any part of the shares, stock, debenture stock, loan stock, bonds, obligations, securities, property, rights, privileges or other interests of or in any company, corporation, firm or undertaking carrying on business of any kind whatsoever in any part of the world and to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description and to carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to manage, conduct, supervise, control, and co-ordinate the activities, businesses, operations or affairs of any company, corporation or firm in which the Company is for the time being interested and to co-ordinate the policy and administration of any companies of which the Company is a member or which are in any manner controlled by or connected or associated with the Company.


* On 26 September 1977, the name of the Company was changed to SAATCHI & SAATCHI COMPANY LIMITED

     On February 1982, the name of the Company was changed to SAATCHI & SAATCHI COMPANY PLC

     On 16 March 1995, the name of the Company was changed to CORDIANT plc

     On 15 December 1997, the name of the Company was changed to CORDIANT COMMUNICATIONS GROUP plc

          (2) To carry on the business or businesses of advertising consultants, agents and contractors, general illustrators, publicity, press and literary agents, marketing, market research and merchandising consultants, public relations consultants, designers and photographers, printers, publishers, engravers, book and print sellers, book binders, art journalists, proprietors of newspapers, magazines and periodicals of any and every kind, newsagents, journalists, stationers and to carry on the business or businesses of manufacturers, distributors of and dealers in engravings, prints, pictures, drawings, films, cartoons and written, engraved, painted, printed productions and reproductions of any and every kind; to carry on all or any of the businesses of producers, promoters, makers, distributors, exhibitors, agents and contractors of and for television, radio, film, cinematographic, theatrical and musical productions of any and every kind; to buy, sell, hire, manufacture, repair, let on hire, alter, improve, treat and deal in all apparatus, machines, materials and articles of all kinds which are capable of being used for the purposes of the above mentioned businesses or any of them or likely to be used by the customers of any such business.

          (3) To purchase, hold, take on lease or in exchange, or otherwise acquire and deal in, sell, exchange, let on lease and otherwise dispose of any real and personal property of whatever nature and to undertake, carry on, transact and execute all kinds of financial, commercial, trading, trust and agency business operations and all or any of the businesses of general merchants, importers, exporters, manufacturers and dealers, both wholesale and retail of and in any article of commerce whatsoever.

          (4) To carry on any business, whether subsidiary or not, which may appear to the Company likely to be carried on conveniently or advantageously in conjunction with any of the businesses aforesaid or which is likely to be profitable to the Company or calculated directly or indirectly to enhance the value of any of the property, rights or assets of the Company.

          (5) To construct, erect, maintain, alter, repair, replace or remove any building, works, offices, erections, structures, plant, machinery or equipment as may seem desirable for any of the businesses or in the interests of the Company.

          (6) To apply for or otherwise acquire any patents, patent rights, trade marks, names, copyrights, licences, privileges or secret processes for or in any way relating to all or any of the objects of the Company and to grant licences for the use of the same.

          (7) To purchase, take on lease or in exchange, hire or otherwise acquire, develop, hold and manage for any estate or interest any real or personal property and any rights or privileges which the Company may think necessary, suitable or convenient for the purposes of or in connection with its business or any branch or department thereof.

          (8) To purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person or company carrying on any business which the Company is authorised to carry on or which can be carried on in conjunction therewith or which are capable of being conducted directly or indirectly for the benefit of the Company.

          (9) To pay for any property, assets or rights acquired by the Company either in cash or by the issue of fully or partly paid shares of the Company with or without any preferred or special rights or privileges or by the issue of debentures, bonds or other securities with or without special rights or privileges or partly in one mode and partly in another and generally on such terms as the Company may determine.

          (10) To work, improve, manage, develop, lease, let on hire, grant licences, easements and other rights in or over and to mortgage, charge, pledge, turn to account or otherwise deal with all or any part of the property, rights or assets of the Company and to develop the resources of any property for the time being belonging to the Company in such manner as the Company may think fit.

          (11) To sell, dispose of or otherwise deal with the property, business, undertaking or assets of the Company or any part thereof for such consideration as the Company may think fit and in particular for shares, debentures or securities of any other company, and to take or hold mortgages, liens or charges to secure the payment of the purchase price or any unpaid balance of the purchase price of any part of the property of the Company of whatsoever kind sold by the Company.

          (12) To enter  into  partnership  or  amalgamate  with any  person  or company for the purpose of carrying on any business or transaction within the objects of the Company and to enter into such arrangement for co-operation, sharing profits, losses, mutual assistance or other working arrangements, as may seem desirable.

          (13) To enter into any arrangements with any Government or Authority, supreme, municipal, local or otherwise that may seem conducive to the objects of the Company or any of them, and to apply for, promote and obtain any statute, order, regulation, contract, decree, right, privilege, concession, licence or authorisation of any Government or Authority or department thereof for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem expedient and to carry out, exercise and comply with the same.

          (14) To borrow or raise money in such amounts and manner and upon such terms as the Company shall think fit and when thought desirable to execute and issue security of such kind, subject to such conditions for such amount, and payable in such place and manner and to such person or company as the Company shall think fit.

          (15) To mortgage and charge the undertaking and all or any of the real or personal property and assets present or future and all or any of the uncalled capital for the time being of the Company, and to issue as primary or collateral or other security at par or at a premium or a discount and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures, debenture stock, mortgages, charges or other securities, either permanent or redeemable or repayable and collaterally or further to secure any securities of the Company by a Trust Deed or other assurance.

          (16) To give credit to or to become surety, or guarantor for any person or company, and to give all descriptions of guarantees and indemnities and either with or without the Company receiving any consideration to guarantee or otherwise secure (with or without a mortgage or charge on all or any part of the undertaking, property and assets, present and future, and the uncalled capital of the Company), the performance of the obligations and the payment of the capital or principal of and dividends or interest on any stock, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority (whether supreme, local, municipal or otherwise) or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the Company's holding company as defined by
               Section  154  of  the   Companies   Act  1948  or  any  statutory
               modification or re-enactment thereof or another subsidiary as defined by the said section of the Company's holding company or a subsidiary of the Company or otherwise associated with the Company in business.

          (17) To invest and deal with the moneys of the Company not immediately required for the purpose of its business in or upon such investments or securities and in such manner and upon such terms as may from time to time be determined.

          (18) To advance, deposit or lend money, securities and property to or with such persons or companies and on such terms with or without security upon such property, rights and assets as may seem expedient, and to undertake the provision of hire purchase and credit sale finance and to act as factors.

          (19) To make, draw, accept, endorse, discount and negotiate, issue or execute bills of exchange, promissory notes, bills of lading, warrants and other negotiable, transferable or mercantile instrument.

          (20) To pay commissions to and remunerate any person or company for services rendered in placing or assisting to place any of the shares in the capital of the Company or any debentures or other security of the Company or in or about the formation or promotion of the Company or the conduct of its business, whether by cash payment or by the allotment of shares or securities of the Company, credited as paid up in full or in part or otherwise as may seem expedient.

          (21) To make donations to such persons or companies and in such cases and either of cash or other assets as the Company may think directly or indirectly conducive to any of its objects or otherwise expedient.

          (22) To adopt such means for making known any services provided by the Company and keeping the same before the public as may be deemed expedient and in particular to employ advertising and public relations techniques of all kinds.

          (23) To vest any real or personal property, rights or interest acquired by or belonging to the Company in any person or company on behalf or for the benefit of the Company with or without any declared trust in favour of the Company.

          (24) To distribute amongst the members in specie any property of the Company or any proceeds of sale, disposal or realisation of any property of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

          (25) To establish or promote any company for the purpose of acquiring all or any of the assets and liabilities of the Company or for
               any  other   purpose   which  may  seem  directly  or  indirectly
               calculated to benefit the Company or furthering any of the objects of the Company.

          (26) To insure the life of any person who may, in the opinion of the Company, be of value to the Company as having or holding for the Company interest, goodwill, influence or other assets, and to pay the premiums on such insurance.

          (27) To support or subscribe to any charitable or public object and any institution, society or club which may be for the benefit of the Company or its Directors, officers or employees or the directors, officers or employees of its predecessors in business or any subsidiary, allied or associated company, or which may be connected with any town or place where the Company carried on business, and to give pensions, gratuities or charitable aid to any Director or former Director, officer or former officer and employee or former employee of the Company or its predecessors in business or any subsidiary, allied or associated company, or to the wives, children or other relatives or dependents of such persons, and to make payments towards insurance and to form and contribute to provident and benefit funds for the benefit of any Directors, officers or employees of the Company, its predecessors in business or any subsidiary, allied or associated company, and to subsidise or assist any association of employers or employees or any trade association, and to promote, enter into and carry into effect any scheme for the sharing of profits with employees.

          (28) To procure the Company to be registered or recognised in any country or place outside England.

          (29) To do all or any of the above things in any part of the world and either as principals, agents, contractors, trustees or otherwise or by or through trustees, agents, sub-contractors or otherwise and either alone or in conjunction with others.

          (30) To do all such acts or things as are incidental or conducive to the attainment of the above objects or any of them.

               It is hereby declared that the word "company" in this clause except where used in reference to this Company, should be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere, and whether now existing or hereafter to be formed, and it is also hereby declared that each of the objects hereinbefore mentioned shall wherever and in so far as the context and subject admit be regarded as an independent object and in nowise shall be limited or restricted by reference to or inference from any other object, or the name of the Company, and none of the sub-clauses shall be deemed merely subsidiary or auxiliary to the objects mentioned in the first sub-clause.

 5             The liability of the members is limited.

*6 The capital of the Company is L7 divided into shares of L1 each.


* By Ordinary Resolution passed 2nd September 1977, each of the existing Ordinary Shares of L1 each in the capital of the Company was subdivided into 10 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 7th December 1977, the capital of the Company was increased to L350,000 by the creation of an additional 3,499,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 28th September 1978, the capital of the company was increased to L500,000 by the creation of an additional 1,500,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 29th June 1979, the capital of the Company was increased to L750,000 by the creation of an additional 2,500,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 18th March 1981, the capital of the Company was increased to L1,000,000 by the creation of an additional 2,500,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 27th May 1982, the capital of the Company was increased to Ll,800,000 by the creation of an additional 8,000,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 5th April 1983, the capital of the Company was increased to L3,000,000 by the creation of an additional 12,000,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 10th December 1984, the capital of the Company was increased to L5,000,000 by the creation of an additional 20,000,000 Ordinary Shares of 10p each.

     By Special Resolution passed 26th April 1985, the capital of the Company was increased to L133,350,000 by the creation of an additional 33,500,000 Ordinary Shares of 10p each and 125,000,000 6.3 per cent Convertible Cumulative Redeemable Preference Shares of L1 each.

     By Ordinary Resolution passed 29th April, 1986 the capital of the Company was increased to L141,000,000 by the creation of an additional 76,500,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 3rd March, 1987 the capital of the Company was increased to L146,900,000 by the creation of an additional 59,000,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 9th March, 1988 the capital of the Company was increased to L148,400,000 by the creation of an additional 15,000,000 Ordinary Shares of 10p each.

     By Ordinary Resolution passed 21st March, 1989 the capital of the Company was increased to L152,900,000 by the creation of an additional 45,000,000 Ordinary Shares of 10p each.

     By a Special Resolution passed 27th March, 1991, the capital of the Company
     was  increased  to   L319,572,500   by  the  creation  of  an  additional
     1,666,725,000 Ordinary Shares of 10p each and the following further changes to the capital of the Company were effected:

     -    25,556,558   authorised   but  unissued  6.3  per  cent.   Convertible
          Cumulative Redeemable Preference Shares of L1 each in the capital of the Company ("Preference Shares") were cancelled;

     - the 99,443,442 issued Preference Shares were consolidated, subdivided and reclassified to create 129,276,150 Ordinary Shares of 10p each and 865,158,270 Deferred Shares of 10p each, which Deferred Shares were thereupon redeemed and cancelled.

     By Special Resolution passed 10th June, 1992 the Ordinary Share capital of the Company was consolidated and sub-divided into 353,080,829.6 Ordinary Shares of 25p each and 2,384,598,152 Deferred Shares of 5p each and the capital of the Company was increased by 10p to L207,500,115.10 in order to make up one additional Ordinary Share of 25p in the capital of the Company.

     By Ordinary Resolution passed 20 November 1995, the capital of the Company was increased to L269,729,907.60 by the creation of an additional 248,919,170 Ordinary Shares of 25p each.

     By virtue of a Special Resolution passed 23 October 1997 and with the sanction of an order of the High Court of Justice dated 26 November 1997 and registered on 27 November 1997 the capital of the Company was reduced from L269,729,907.60 divided into 602,000,000 Ordinary Shares of 25p each and 2,384,598,152 Deferred Shares of 5p each to L150,500,000 divided into 602,000,000 Ordinary Shares of 25p each.

     Pursuant to a Special Resolution passed 23 October 1997 the Ordinary Share capital of the Company was consolidated, with effect from 15 December 1997, into 301,000,000 Ordinary Shares of 50p each.

7 WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

                             THE COMPANIES ACT 1985



                        --------------------------------
                        PUBLIC COMPANY LIMITED BY SHARES
                        --------------------------------




                             ARTICLES OF ASSOCIATION

                                      -of-

                        CORDIANT COMMUNICATIONS GROUP plc

                    (Adopted by Special Resolution passed on
             23 October 1997 and taking effect on 15 December 1997)

                                    CONTENTS


Articles                      Headings
1 - 2                         Preliminary
3 - 8                         Share Capital
9 - 11                        Share Certificates
12                            Joint Holders of Shares
13 - 18                       Calls on Shares
19 - 28                       Forfeiture of Shares and Lien
29 - 46                       Transfer and Transmission of Shares
47 - 50                       Alteration of Share Capital
51 - 52                       Modification of Rights
53 - 55                       General Meetings
56 - 61                       Notice of General Meetings
62 - 70                       Proceedings at General Meetings
71 - 82                       Votes of Members
83 - 89                       Directors
90 - 96                       Powers and Duties of Directors
97 - 98                       Borrowing Powers and Debentures
99 - 102                      Directors' Interests
103                           Disqualification of Directors
104 - 109                     Election and Appointment of Directors
110 - 111                     Alternate Directors
112                           Local and Other Directors
113 - 121                     Proceedings of Directors
122 - 124                     Executive Directors
125                           President
126 - 128                     Secretary
129                           Authentication of Documents
130                           Minutes
131                           The Seal
132 - 141                     Dividends
142                           Reserve Fund
143 - 145                     Capitalisation of Reserves
146 - 149                     Accounts
150 - 152                     Audit
153 - 156                     Notices
157                           Suspended or Curtailed Postal Services
158                           Provision for Employees
159                           Indemnity
160 - 161                     Winding Up

                                   PRELIMINARY


Exclusion of Table A

1 Neither the regulations contained in Table A in the First Schedule to the Companies Act 1948 nor those contained in the Schedule to the Companies (Tables A to F) Regulations 1985 shall apply to the Company.

Interpretation Article

2 In these Articles, if not inconsistent with the context, the following words in the first column of the table next hereinafter contained shall have the following meanings.

        Words                              Meanings

        "Act"                              The Companies Act 1985.

        "Articles"                         These  Articles  of  Association,  as
                                           altered from time to time.

        "business day"                     A day on which the London  Stock
                                           Exchange is open for the  transaction
                                           of business.

        "Directors"                        The  Directors of the Company  acting
                                           by   Resolution   duly  passed  at  a
                                           Meeting of the Directors or otherwise
                                           as permitted by these Articles.

        "the London  Stock  "Exchange"     The London Stock Exchange Limited.

        "Month"                            Calendar month.

        "Office"                           The registered office of the Company.

        "Recognised Person"                a  recognised  clearing  house  or  a
                                           nominee  of  a  recognised   clearing
                                           house or of a  recognised  investment
                                           exchange   who   is   designated   as
                                           mentioned  in  Section  185(4) of the
                                           Act.

        "Register"                         The   register   of  members  of  the
                                           Company.

        "the Regulations"                  The     Uncertificated     Securities
                                           Regulations   1995   (SI   1995   No.
                                           95/3272)  including any  modification
                                           thereof   or   any   regulations   in
                                           substitution   therefor   made  under
                                           Section 207 of the Companies Act 1989
                                           and for the time being in force.

        "relevant system"                  A   computer   based   system,    and
                                           procedures,  enabling title to shares
                                           to  be  evidenced   and   transferred
                                           without  a  written   instrument   as
                                           defined in the Regulations.

        "Seal" The Common Seal of the Company and, as appropriate, any official seal kept by the Company by virtue of
                                           Section 40 of the Act.

        "Secretary"                        The    Secretary   of   the   Company
                                           appointed by the  Directors  pursuant
                                           to Article 126.

        "share"                            A share in the capital of the Company
                                           whether  held  in   certificated   or
                                           uncertificated form.

        "Statutes"                         The Act, every statutory modification
                                           or re-enactment  thereof for the time
                                           being in force and every other Act or
                                           statutory  instrument  for  the  time
                                           being  in  force  concerning  limited
                                           companies  and  affecting the Company
                                           (including,  without limitation, Part
                                           V of the  Criminal  Justice  Act 1993
                                           and   the   Companies   Consolidation
                                           (Consequential Provisions) Act 1985).

        "Subsidiary"                       A   subsidiary   within  the  meaning
                                           contained in Section 736 of the Act.

        "United Kingdom"                   Great Britain and Northern Ireland.

        "in writing"                       Written or produced by any substitute
                                           for  writing or partly one and partly
                                           another.

        "Year"                             Calendar year.

        The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary and, where two or more persons are appointed to act as Joint Secretaries, shall include any one of those persons.

        References to an uncertificated share or to a share (or to a holding of shares) being in, or held in, uncertificated form are references to that share being an uncertificated unit of a security (within the meaning of the Regulations) which is for the time being recorded in the Register as being held in uncertificated form.

        References to a certificated share or to a share (or to a holding of shares) being in, or held in, certificated form are references to that share be a certificated unit of a security (within the meaning of the Regulations).

        References to a dematerialised instruction shall mean an instruction sent or received by means of a relevant system and such an instruction shall be considered to be properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations.

        Words importing the masculine gender shall include the feminine gender and vice versa.

        Words importing the singular number shall include the plural number and vice versa.

        References to any statute or statutory provision or statutory instrument shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force.

        Words or expressions which are not defined in these Articles but which are defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.


                                  SHARE CAPITAL

Capital

3 The share capital of the Company at the date of adoption of these Articles is L150,500,000 divided into 301,000,000 Ordinary Shares of 50p each ("Ordinary Shares").

Rights attached to new shares

4 Without prejudice to any special rights, privileges or restrictions previously conferred on the holders of any existing shares or class of shares (which special rights or privileges or restrictions shall not be affected, modified, rescinded or dealt with except in accordance with
        Article 51), any shares in the Company may be issued with or have attached thereto such preferred, deferred or other special rights or privileges or such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine.

5.1 Subject to the provisions of the Statutes and to any rights conferred on the holders of any other shares, any shares may be issued on terms that they are or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as these Articles or the rights attaching to those shares may from time to time provide.

5.2 Subject to the provisions of the Statutes, the Company may purchase its own shares (including any redeemable shares).

5.3 The Company may not purchase its own shares if at the time of such purchase there are outstanding any convertible shares of the Company unless such purchase has been sanctioned by an Extraordinary Resolution passed at a separate class meeting of the holders of the convertible shares or is otherwise permitted under the terms of issue of such shares.

5.4 Purchases by the Company of its own redeemable shares shall, where such shares are listed by the London Stock Exchange, be limited to a maximum price which, in the case of purchases by private treaty or by tender, will not exceed the average of the middle market quotations taken from the Official List of the London Stock Exchange for the ten business days before the purchase is made or, in the case of a purchase through the market, at the market price, provided that it is not more than five per cent. above such average. If such purchases are by tender, tenders shall be made available to all holders of such shares alike.

5.5 Notwithstanding anything to the contrary contained in these Articles, but subject to any rights specifically attached to any class of shares from time to time, the rights attached to any class of shares shall be deemed not to be varied or abrogated by anything done by the Company pursuant to this Article 5.

Control of Directors over shares

6 Subject to the provisions of these Articles and of the Statutes, any unissued shares shall be under the control of the Directors, who may allot and dispose of or grant options over the same to such persons, on such terms and in such manner as they think fit.

Underwriting commission and brokerages

7 The Company (or the Directors on behalf of the Company) may exercise the powers of paying commissions conferred by the Statutes. The Company (or the Directors on behalf of the Company) may also on any issue of shares pay such brokerage as may be lawful.

Trusts not recognised

8 Save as required by statute, the Company shall be entitled to treat the person whose name appears upon the Register in respect of any share as the absolute owner of that share, and shall not (save as aforesaid) be under any obligation to recognise any trust or equity or equitable claim to or partial interest in such share, whether or not it shall have express or other notice thereof.

                               SHARE CERTIFICATES

Certificates

9.1 Every member whose name is entered on the Register as the holder of any certificated share(s) (except a Recognised Person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate for all the shares registered in his name or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of such shares so registered. Every certificate shall specify the number and class of shares in respect of which it is issued and the distinctive numbers, if any, of such shares and the amounts paid up thereon respectively.

9.2 Every certificate shall be delivered to a holder of certificated shares within two months after the allotment or, as the case may be, the lodging with the Company of the transfer of the shares comprised therein. A certificate shall be delivered in accordance with, and in the time period permitted by, the Regulations to any uncertificated holder of shares following the change of those shares to certificated form.

9.3 Every certificate for shares, debenture stock or other form of security (other than letters of allotment or scrip certificates) shall be issued under the Seal or in such other manner as the Directors having regard to the terms of issue and the requirements of the London Stock Exchange may by resolution authorise (including bearing an imprint or representation of the Seal) and (subject as hereinafter provided) shall bear the autographic signatures of one or more of the Directors and the Secretary, provided that the Directors may by resolution determine that such signatures or any of them may be affixed thereto by some mechanical or electronic means or may be printed thereon or that the certificate need not be signed by any person.

9.4     Where  some only of the  shares  comprised  in a share  certificate  are transferred, the old certificate shall be cancelled and a new certificate for the balance of the shares issued in lieu without charge.

Additional certificates

10 Subject as provided in Article 11, if any member shall require additional certificates he shall pay for each additional certificate such reasonable out of pocket expenses as the Directors shall determine.

Renewal of certificates

11 If any certificate is defaced, worn out, lost, or destroyed, a new certificate must be issued without charge (other than exceptional out of pocket expenses) and the person requiring the new certificate shall surrender the defaced or worn-out certificate, or give such evidence of the loss or destruction of the certificate and such indemnity to the Company as the Directors shall determine.

                             JOINT HOLDERS OF SHARES

Joint Holders

12 Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with benefit of survivorship, subject to the following:-

12.11 The Company shall not be bound to register more than four persons as the holders of any share.

12.2 The joint holders of any share shall be liable, severally as well as jointly, in respect of all payments which are to be made in respect of such share.

12.3 On the death of any one of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to such share, but the estate of a deceased joint holder shall not be released from any liability in respect of any share which had been jointly held by him.

12.4 Any one of such joint holders may give effectual receipts for any dividend, bonus or return of capital payable to such joint holders.

12.5 Only the person whose name stands first in the Register as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share (if that share is held in certificated form), or to receive notices from the Company, and any notice given to such person shall be deemed notice to all the joint holders.

12.6 Any one of the joint holders of any share for the time being conferring a right to vote may vote either personally or by proxy at any meeting in respect of such share as if he were the sole holder, provided that if more than one of such joint holders be present at any meeting, either personally or by proxy, the person whose name stands first in the Register as one of such holders, and no other, shall be entitled to vote in respect of the share.

                                 CALLS ON SHARES

Calls, how made

13 The Directors may from time to time make calls upon the members in respect of all moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not by the conditions of allotment thereof made payable at any fixed time; provided that (except as otherwise provided by the conditions of allotment) no call shall exceed one-fourth of the nominal amount of the share, or be made payable within one month after the date when the last instalment of the last preceding call shall have been made payable; and each member shall, subject to receiving fourteen days' notice at least, specifying the time and place for payment, pay the amount called on his shares to the persons and at the times and places appointed by the Directors.

When call deemed to be made

14 A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed and may be payable by instalments or postponed or revoked either wholly or in part as the Directors may determine. Differences in amounts paid on shares

Differences in amounts paid on shares

15 The Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.

Interest on calls in arrear

16 If a call payable in respect of any share or any instalment of a call is not paid before or on the day appointed for payment thereof, the holder for the time being of such share shall be liable to pay interest on the same at such rate, not exceeding 20 per cent. per annum, as the Directors determine from the day appointed for the payment of such call or instalment to the time of actual payment, but the Directors may, if they think fit, waive the payment of such interest or any part thereof. No dividend or other payment or distribution in respect of any such share shall be paid or distributed, and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such share, so long as any such sum or any interest or expenses payable in accordance with this Article in relation thereto remains due.

Instalments to be treated as calls

17 If by the conditions of allotment of any shares, or otherwise, any amount is made payable at any fixed time, whether on account of the nominal amount of the shares or by way of premium, every such amount shall be payable as if it were a call duly made by the Directors, of which due notice had been given; and all the provisions hereof with respect to the payment of calls and interest thereon, or to the forfeiture of shares for non-payment of calls, shall apply to every such amount and the shares in respect of which it is payable.

Payment in advance of calls

18 The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the Company in General Meeting, 6 per cent. per annum) as may be agreed upon between the member paying the moneys in advance and the Directors. Any such payment in advance shall not entitle the member concerned to participate in respect of the amount of such payment in any dividend declared or paid on such shares.

                          FORFEITURE OF SHARES AND LIEN

Notice requiring payment of call or instalment

19 If any member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid, together with interest accrued and any expenses incurred by reason of such non-payment.

What the notice is to state

20 The notice shall name a further day (not being earlier than the expiration of fourteen days from the date of the notice) on or before which such call or instalment and all interest accrued and expenses incurred by reason of such non-payment are to be paid, and it shall also name the place where payment is to be made. The notice shall also state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which such call or instalment is payable will be liable to forfeiture.

Forfeiture if notice not complied with

21 If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends declared in respect of the shares so forfeited but not actually paid before such forfeiture. The Directors may accept surrender of any share liable to be forfeited hereunder.

Forfeited shares the property of the Company

22 When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice. Subject to the provisions of the Statutes, any share so forfeited shall be deemed to be the property of the Company, no voting rights shall be exercised in respect thereof and the Directors may cancel the same or within three years of such forfeiture sell, reallot or otherwise dispose of the same in such manner as they, think fit either to the person who was before the forfeiture the holder thereof, or to any other person, and either with or without any past or accruing dividends, and, in the case of reallotment, with or without any money paid thereon by the former holder being credited as paid up thereon. Any share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture shall thereupon be cancelled in accordance with the provisions of the Statutes.

Liability to pay calls after forfeiture

23 Any person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of the forfeiture were presently payable by him to the Company in respect of the shares, together with interest thereon at such rate, not exceeding 20 per cent. per annum or such lower rate as the Directors shall appoint, down to the date of payment, but his liability shall cease if and when the Company receives payment in full of all such moneys in respect of the shares, together with interest as aforesaid. The Directors may, if they think fit, waive the payment of such interest or any part thereof.

Statutory declaration of forfeiture

24 A statutory declaration in writing that the declarant is a Director of the Company or the Secretary and that a share has been duly forfeited or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, and the appropriate share certificate, shall constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder thereof, and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, re-allotment, sale or disposal of such share. The Directors may authorise some person to transfer a forfeited share to any other person as aforesaid. The remedy (if any) of any former holder of any such share, and of any person claiming under or through him, shall be against the Company and in damages only.

Lien on partly paid shares

25 The Company shall have a first and paramount lien upon all the shares, other than fully paid-up shares, registered in the name of each member (whether solely or jointly with other persons) for any amount payable in respect of such shares, whether presently payable or not, and such lien shall apply to all dividends from time to time declared or other moneys payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien, if any, on such share.

Sale for lien

26 For the purpose of enforcing such lien the Directors may, subject (in the case of uncertificated shares) to the provisions of the Regulations sell the shares subject thereto, in such manner as they think fit, but no such sale shall be made until all or any part of the sum outstanding on the shares shall have become payable and until notice in writing stating, and demanding payment of, the sum payable and giving notice of the intention to sell in default of such payment shall have been served on such member and default shall have been made by him in the payment of the sum payable for fourteen days after such notice.

Proceeds of sale

27 The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (upon surrender to the Company for cancellation of the certificate for any certificated shares sold and subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the member or as he shall in writing direct or the person (if any) entitled by transmission to the shares immediately before the sale.

Title

28 An entry in the Directors' minute book of the forfeiture of any shares, or that any shares have been sold to satisfy a lien of the Company, shall be sufficient evidence, as against all persons claiming to be entitled to such shares, that the said shares were properly forfeited or sold; and such entry, the receipt of the Company for the price of such shares, and the appropriate share certificate, shall constitute a good title to such shares, and the name of the purchaser or other person entitled shall be entered in the Register as a Member, and he shall be entitled, if such shares are in certificated form, to a certificate of title to the shares and shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture or sale. For giving effect to any such sale, the Directors may, subject (in the case of uncertificated shares) to the provisions of the Regulations, authorise some person to transfer any such shares sold to the purchaser thereof. The remedy (if any) of the former holder of such shares, and of any person claiming under or through him, shall be against the Company and in damages only.

                       TRANSFER AND TRANSMISSION OF SHARES

Form of instrument of transfer of certificated shares etc.

29 All transfers of certificated shares shall be in writing in the usual common form or in any other form permitted by the Stock Transfer Act 1963 or approved by the Directors. The instrument of transfer shall be signed by or on behalf of the transferor and, if the certificated shares transferred are not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such certificated shares until the name of the transferee is entered in the Register in respect thereof.

Transfers of uncertificated shares

30 Subject to the provisions of these Articles, a Member may transfer all or any of his uncertificated shares in any manner which is permitted by the Statutes and is from time to time approved by the Directors and the Company shall register such transfer in accordance with the Statutes. The transferor shall be deemed to remain the holder of such uncertificated shares until the name of the transferee is entered on the register in respect thereof.

Renunciation of Allotments

31 The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit.

Power to refuse registration of transfers

32 Subject (in the case of uncertificated shares) to the provisions of the Regulations and the facilities and requirements of the relevant system concerned, the Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares of any class (not being fully paid shares), and may also decline to register any transfer of certificated shares of any class on which the Company has a lien, provided that, where any such shares are admitted to the Official List of the London Stock Exchange, the Directors may impose only such restrictions on transfer as are permitted by the London Stock Exchange.

33 The Directors may also refuse to recognise any instrument of transfer of a certificated share, unless the instrument of transfer, duly stamped, is deposited at the Office or such other place as the Directors may appoint, accompanied by the certificate for the certificated shares to which it relates if it has been issued, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

34      The Directors  may, in their absolute  discretion and without  assigning
        any  reason   therefor,   refuse  to   register   any   transfer  of  an
        uncertificated share where permitted by the Statutes.

35 The Directors may also refuse to register any transfer of shares unless it is in respect of only one class of shares.

36 The maximum number of persons who may be registered as joint holders of a share is four.

Notice of refusal of transfer

37 If the Directors refuse to register a transfer they shall send to the transferee notice of the refusal:-

37.1 the case of a certificated share, within two months after the date on which the transfer was lodged with the Company; or

37.2 in the case of an uncertificated share, within two months of the date on which a properly authenticated dematerialised instruction attributable to the operator of the relevant system was received by the Company in respect of such transfer.

Register may be closed

38 Subject to compliance with the Statutes, the Register may be closed at such times and for such periods as the Directors in their absolute discretion may from time to time determine, provided that:-

38.1    the Register  shall not be closed for more than thirty days in any year;
        and

38.2 where shares have been permitted to be transferred by means of a relevant system, the consent of the operator of that system has been obtained.

No fee for registration

39 No fee shall be charged in respect of the registration of any transfer, probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares.

Transfer instruments to be retained by the Company

40.1    All instruments of transfer which shall be registered shall,  subject to
        Article 40.2, be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the persons depositing the same.

40.2 The Company shall be entitled to destroy the following documents at the following times:-

40.2.1 registered instruments of transfer or dematerialised instructions transferring shares and any other documents which were the basis for making an entry on the Register: at any time after the expiration of six years from the date of registration thereof;

40.2.2 allotment letters: at any time after the expiration of six years from the date of issue thereof;

40.2.3 dividend mandates, powers of attorney, grants of probate and letters of administration: at any time after the account to which the relevant mandate, power of attorney, grant of probate or letters of administration related has been closed;

40.2.4 notifications of change of address: at any time after the expiration of two years from the date of recording thereof; and

40.2.5 cancelled share certificates: at any time after the expiration of one year from the date of the cancellation thereof.

40.3    It shall conclusively be presumed in favour of the Company:-

40.3.1 that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made; and

40.3.2 that every such document so destroyed was valid and effective and had been duly and properly registered, cancelled, or recorded, as the case may be, in the books or records of the Company.

40.4 The provisions aforesaid shall apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant.

40.5 Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances, which would not attach to the Company in the absence of this Article.

40.6 References in this Article to the destruction of any document include the disposal thereof in any manner.

Persons recognised on death of a member

41 On the death of any member (not being one of two or more joint holders of a share) the legal personal representatives of such deceased member shall be the only persons recognised by the Company as having any title to the share or shares registered in his name.

Transmission

42 Any person becoming entitled to a share or shares by reason of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time be required by the Directors, elect either to be registered as a member in respect of such share or shares, or to make such transfer of the share or shares as the deceased or bankrupt person could have made. If the person so becoming entitled shall elect to be registered himself he shall give to the Company a notice in writing signed by him to that effect. The Directors shall in either case have the same right to refuse or suspend registration as they would have had if the death or bankruptcy of the member had not occurred and the notice of election or transfer were a transfer executed by that member.

Limitation of rights before registration

43 Any person becoming entitled to a share by reason of the death or bankruptcy of a member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, unless and until he is registered as a member in respect of the share or unless the Directors otherwise determine, be entitled in respect of it to receive notice of, or to exercise any right conferred by membership in relation to, meetings of the Company: Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer such share to some other person, and if such notice is not complied with within ninety days after service the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

Untraced members

44.1 Subject to the provisions of the Statutes, the Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:-

44.1.1 for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission provided that in any such period of twelve years the Company has paid at least three dividends in respect of the shares in question whether interim or final and no such dividend has been claimed; and

44.1.2 the Company has at any time following the expiration of the said period of twelve years by advertisement in a national daily newspaper and a local newspaper circulating in the area in which the last known address of the member or the person entitled to the shares by transmission at which service of notices might be effected in accordance with these Articles is located given notice of its intention to sell such share; and

44.1.3 the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and

44.1.4 the Company has given notice in writing of its intention to sell such shares or stock in each case to the Quotations Department of the London Stock Exchange.

44.2 To give effect to any such sale, the Directors may authorise some person to transfer such share and such transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by the transmission to, such share. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit. The Company shall not be required to pay interest on the said moneys or to account for any amounts earned thereon.

Uncertificated shares - general provisions

45 Subject to the Regulations and the facilities and requirements of the relevant system concerned, the Directors shall have power to make such arrangements as they may (in their absolute discretion) think fit in order for any class of share to be a participating security and subject thereto the Company may issue shares of that class in uncertificated form and permit such shares to be transferred by means of a relevant system to the fullest extent available from time to time. No provision of these Articles shall apply or have effect to the extent that it is inconsistent with:-

45.1    the holding of shares in uncertificated form;

45.2    the transfer of title to shares by means of a relevant system; and

45.3    the Regulations.

46     Without prejudice to the generality of Article 45,  notwithstanding  any provision of these Articles and subject always to the Regulations, where any class of share is a participating security:-

46.1 the register relating to such class shall be maintained at all times in the United Kingdom;

46.2 shares of such class held by the same holder or joint holder in certificated form and in uncertificated form shall be treated as separate holdings, unless the Directors otherwise determine;

46.3 shares of such class may be changed from certificated to uncertificated form, and from uncertificated to certificated form, in accordance with the Regulations;

46.4 the Company shall comply with Regulation 21 of the Regulations in relation to the rectification of, and changes to, the Register relating to such class;

46.5 the provisions of these Articles with respect to meetings, including the holders, of such class shall have effect subject to the provisions of Regulation 34 of the Regulations; and

46.6 the Directors may, by notice in writing to the holder of any uncertificated shares of such class, require that holder to change the form of such shares to certificated form within such period as may be specified in the notice.

                           ALTERATION OF SHARE CAPITAL

Capital, how increased

47 The Company may from time to time by Ordinary Resolution increase its capital by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

New capital to be considered part of original unless otherwise provided

48 Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue, be considered as part of the original capital, and shall be subject to the same provisions with reference to the payment of calls and the forfeiture of shares on non-payment of calls, transfer and transmission of shares, lien or otherwise, as if it had been part of the original capital.

Alteration of capital

49.1    The Company may by Ordinary Resolution:-

49.1.1 consolidate all or any of its share capital into shares of larger amount than its existing shares;

49.1.2 cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its capital by the amount of the shares so cancelled;

49.1.3 sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

49.2 The Company may by Special Resolution reduce its share capital, any capital redemption reserve and any share premium account in any manner authorised by law.

Fraction of shares

50 Anything done in pursuance of Article 49 shall be done in the manner therein provided and subject to any conditions imposed by the Statutes so far as they shall be applicable and, so far as they shall not be applicable, in accordance with the terms of the resolution authorising the same and be otherwise in such manner as the Directors deem most expedient, with power for the Directors on any consolidation of shares to deal with fractions of shares in any manner they think fit. In particular, whenever on any consolidation members shall be entitled to any fractions of shares the Directors may sell all or any of such fractions and shall distribute the net proceeds thereof amongst the members entitled to such fractions in due proportions. In giving effect to any such sales, the Directors may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the transfer.

                             MODIFICATION OF RIGHTS

Rights of various classes may be altered

51.1 If at any time the capital is divided into different classes of shares, the rights attached to any class or any of such rights (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of Section 127 of the Act, whether or not the Company is being wound up, be modified, abrogated or varied with the consent in writing of the holders of three fourths of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise.

51.2 To every such separate general meeting the provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply, but so that: -

51.2.1 at every such separate general meeting the quorum shall be two persons at least holding or representing by proxy one third of the issued shares of the class. Provided that if at any adjourned meeting of the holders of any class a quorum as defined is not present those holders who are present in person or by proxy shall form a quorum;

51.2.2 any holder of shares of the class in question present in person or by proxy may demand a poll; and

51.2.3 the holders of the shares of the class in question shall, on a poll, have one vote in respect of every share of the class held by them respectively.

51.3 This Article shall apply to the modification, variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be modified, varied or abrogated.

51.4 For the avoidance of doubt, the provisions of these Articles relating to General Meetings shall apply, with necessary modifications, to any separate meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation or modification of the rights attached to shares of that class.

Creation or issue of further shares of special class

52 The rights attached to any class of shares shall not (unless otherwise provided by the terms of issue of the shares of that class or by the terms upon which such shares are for the time being held) be deemed to be modified or varied by the creation or issue of further shares ranking in some or all respects pari passu therewith but in no respect in priority thereto.

                                GENERAL MEETINGS

Annual General Meetings

53 The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year, and not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next. The Annual General Meeting shall be held at such time and place as the Directors shall appoint. All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings".

Extraordinary General Meetings

54.1 The Directors may whenever they think fit, convene an Extraordinary General Meeting and shall do so upon a requisition made in accordance with Section 368 of the Act.

54.2 If at any time there shall not be present in England and capable of acting sufficient Directors to form a quorum, the Directors in England capable of acting, or if there shall be no such Directors then any two members, may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which General Meetings may be convened by the Directors, and the Company at such meeting shall have power to elect Directors.

Business at meeting called by requisition

55 In the case of an Extraordinary General Meeting called in pursuance of a requisition, unless such meeting shall have been called by the Directors, no business other than that stated in the requisition as the objects of the meeting shall be transacted.

                           NOTICE OF GENERAL MEETINGS

Notice of meeting

56 An Annual General Meeting and an Extraordinary General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company shall be called by twenty-one days' notice in writing at the least, and any other Extraordinary General Meeting shall be called by fourteen days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and also of the day for which it is given.

Recipients of Notices

57 Notice of every Annual General Meeting and Extraordinary General Meeting of the Company shall be given to:-

57.1 all Members other than any who, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company;

57.2    the auditors of the Company for the time being; and

57.3    each Director.

Contents of notice

58 The notice shall specify the place, the day and the time of meeting, and, in case of special business, the general nature of the business. The notice shall be given in manner hereinafter mentioned or in such other manner (if any) as may be prescribed by the Company General Meeting to such persons as are under these Articles entitled to receive such notices from the Company. Every notice calling an Annual General Meeting shall specify the meeting as such.

Meeting convened by short notice

59 A meeting of the Company shall, notwithstanding that it is called by shorter notice than specified above, be deemed to have been duly called with regard to length of notice if it is so agreed:-

59.1 in the case of a meeting called as the Annual General Meeting, by all the members entitled to attend and vote thereat; and

59.2 in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

Statement as to proxies in notice

60 In every notice calling a meeting of the Company or of any class of members of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him, and that a proxy need not be a member.

Omission to give notice

61 The accidental omission to give notice to any person entitled under these Articles to receive notice of a General Meeting, or the non-receipt by any such person of such notice, shall not invalidate the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

Business of meeting

62 The ordinary business of an Annual General Meeting shall be to receive and consider the accounts and balance sheets, the reports of the Directors and Auditors, and any other documents required by law to be attached or annexed to the balance sheets, to elect Directors in place of those retiring, to elect Auditors where no special notice of such election is required by the Statute and fix their remuneration, or determine the method by which it may be fixed, to declare dividends and to confer, vary or renew any authority under Section 80 of the Act or any power pursuant to Section 95 of the Act. All other business transacted at an Annual General Meeting, with all business transacted at an Extraordinary General Meeting, shall be deemed special.

Quorum

63 No business shall be transacted at any General Meeting unless a quorum of members is present, and such quorum shall consist of not less than two members present in person or by proxy and entitled to vote.

Adjournment for want of quorum

64 If, within fifteen minutes from the time appointed for a General Meeting, a quorum is not present, the meeting, if convened by or on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such day and to such time and place (not being less than seven nor more than thirty days thereafter) as the Chairman may determine. In default of such determination it shall be adjourned to the same day in the next week or, if that day is not a business day, the next following business day at the same time and place; if at such adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

Chairman

65 The Chairman (if any) of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting, or is unwilling to act as Chairman, the Directors present shall choose one of their number to act as Chairman or if no Director is present and willing to take the chair the members present shall choose one of their number to be Chairman.

Adjournment

66.1 The Chairman may, with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place; but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting from which the adjournment took place.

66.2 The Chairman may at any time adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to such other time and place as the Board or the Chairman of the meeting may decide, if it appears to him that:-

66.2.1  the  number  of  persons   wishing  to  attend  cannot  be  conveniently
        accommodated in the place appointed for the meeting; or

66.2.2 the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

66.2.3 an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

66.3 When a meeting is adjourned for thirty days or more or sine die, seven days' notice of the adjourned meeting shall be given in the like manner as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted thereat.

Voting

67.1 At any General Meeting every question shall be decided by a show of hands unless a poll is (on or before the declaration of the result of the show of hands) directed by the Chairman or demanded by:-

67.1.1 at least three members present in person or by proxy and entitled to vote; or

67.1.2 one or more members representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

67.1.3 one or more members holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

The demand for a poll may be withdrawn.

67.2 A declaration by the Chairman that a resolution has been carried or not carried, or carried or not carried by a particular majority, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the facts, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Poll

68 If a poll is duly directed or demanded it may be taken immediately or (subject to the provisions of Article 70) at such other time (but not more than thirty days after such direction or demand) and in such manner as the Chairman may appoint, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was directed or demanded. No notice need be given of a poll not taken immediately.

Casting Vote

69 In the case of an equality of votes at any General Meeting, whether upon a show of hands or on a poll, the Chairman shall be entitled to a second or casting vote.

When poll taken without adjournment

70 A poll demanded upon the election of a Chairman or upon a question of adjournment shall be taken forthwith. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

Votes

71 Subject to any special terms as to voting upon which any shares may for the time being be held, upon a show of hands every member present in person shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

By committee or curator

72 A member incapable by reason of mental disorder or otherwise of managing and administering his property and affairs may vote whether on a show of hands or on a poll by his receiver or other person appointed by any Court of competent jurisdiction to act on his behalf and any such person may on a poll vote by proxy provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time of holding the meeting or adjourned meeting at which such person claims to vote.

Persons whose calls are unpaid not entitled to vote

73 No member shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him in respect of the shares held by him in the Company have been paid.

Disenfranchisement of members

74.1    For  the  purposes  of  this  Article,   unless  the  context  otherwise
        requires:-

74.1.1 "disclosure notice" means a notice issued by or on behalf of the Company requiring disclosure of interests in specified shares pursuant to
        Section 212 of the Act;

74.1.2  "restrictions"   means  one  or  more,  as  the  case  may  be,  of  the
        restrictions referred to in paragraph 74.3 of this Article;

74.1.3 "specified shares" means all or, as the case may be, some of the shares specified in a disclosure notice;

74.1.4 a person other than the member holding a share shall be treated as appearing to be interested in the share if the member has informed the Company that the person is, or may be, so interested, or if the Board (after taking account of any information obtained from the member or, pursuant to a disclosure notice, from any other person) knows or has reasonable cause to believe that the person is, or may be, so interested; and

74.1.5 "interested" shall be construed as it is for the purpose of Section 212 of the Act.

74.2    Notwithstanding anything in these Articles to the contrary, if:-

74.2.1 a disclosure notice has been served on a member or any other person appearing to be interested in the specified shares; and

74.2.2 the Company has not received (in accordance with the terms of such disclosure notice) the information required therein in respect of the relevant specified shares not later than fourteen days (subject as provided in Article 74.7 below) after the service of such disclosure notice then the Directors may (subject to Article 74.3 below) determine that the member in respect of the relevant specified shares shall, upon the issue of a restriction notice (as referred to below), be subject to the restrictions referred to in such restriction notice (and upon the issue of such restriction notice such member shall be so subject). A "restriction notice" shall be a notice issued by the Company stating, or substantially to the effect, that (until such time as the Directors determine otherwise pursuant to Article 74.4) the specified shares referred to therein shall be subject to one or more of the restrictions stated therein.

74.3 The restrictions which the Directors may determine shall apply to specified shares pursuant to this Article shall be one or more, as determined by the Directors, of the following (save that, (i) where the holder of specified shares is the holder of less than 0.25 per cent. (in nominal value) of the shares of the same class as the specified shares in issue at the time of service of the disclosure notice in respect of such specified shares, only the restriction referred to in Article
        74.3.1 below may be determined by the Directors to apply) and (ii) the restrictions referred to in Article 74.3.2 shall not apply to sales of specified shares to a bona fide unconnected third party (such as a sale of specified shares on a recognised stock exchange as defined in the Financial Services Act 1986 or on any stock exchange on which the Company's shares are normally dealt or pursuant to an acceptance of a take-over offer for the Company (as defined in Section 428 (1) of the Act)):-

74.3.1 that the member registered in respect of such specified shares shall not be entitled, in respect of those specified shares, to be present or to vote either personally or by representative or by proxy or otherwise at any general meeting or at any separate general meeting of the holders of any class of shares or upon any poll;

74.3.2 that no transfer of such specified shares (other than a transfer to a bona fide unconnected third party) by the member registered as a certificated holder in respect of such specified shares shall be effective or shall be recognised by the Company; and

74.3.3 that no dividend shall be paid to the member registered in respect of such specified shares in respect of those specified shares and that in circumstances where an offer of the right to elect to receive shares or other securities instead of cash in respect of any dividend is or has been made, any election made thereunder by such member in respect of such specified shares shall not be effective.

74.4 The Directors may determine that one or more of the restrictions imposed on specified shares shall cease to apply (whereupon they shall cease so to apply) at any time, and all the restrictions imposed on the specified shares shall in any event cease to apply on the expiry of two business days after:-

74.4.1 the Company receives (in accordance with the terms of the relevant disclosure notice) the information required therein in respect of such specified shares; or

74.4.2 the Company receives any other executed instrument of transfer in respect of such specified shares held in certificated form or a properly authenticated dematerialised instruction in respect of the transfer of such specified shares held in uncertificated form which would otherwise be given effect to and the Directors have not determined, within ten days after such receipt, not to give effect thereto on the grounds that it has reasonable cause to believe that the change in the registered holder of such specified shares would not be as a result of an arm's length sale resulting in a material change in the beneficial interests in such specified shares.

74.5 Where dividends are not paid as a result of restrictions having been imposed on specified shares, such dividends shall accrue and shall be payable (without interest) upon the relevant restriction ceasing to apply.

74.6 Where the Directors make a determination under Article 74.3 above they shall notify the purported transferee as soon as practicable thereof and any person may make representations in writing to the Directors concerning any such determination. The Directors shall not be liable to any person as a result of having imposed restrictions or having failed to determine that such restrictions shall cease to apply if the Directors acted in good faith.

74.7 Where the holder of the specified shares is the holder of less than 0.25 per cent. (in nominal value) of the shares of the same class as the specified shares in issue at the time of service of the disclosure notice in respect of such specified shares, the period of fourteen days referred to in Article 74.2.2 above shall be deemed to be replaced by a period of twenty-eight days.

74.8 Shares issued in right of specified shares in respect of which a member is for the time being subject to restrictions under this Article shall on issue become subject to the same restrictions whilst held by that member as the specified shares in right of which they are issued. For this purpose, shares which the Company procures to be offered to shareholders pro rata (or pro rata ignoring fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) shall be treated as shares issued in right of specified shares.

74.9 The Directors shall at all times have the right, at their discretion, to suspend, in whole or in part, any restriction notice given pursuant to this Article either permanently or for any given period and to pay to a trustee any dividend payable in respect of any specified shares or in respect of any shares issued in right of specified shares which are referred to in such restriction notice. Notice of suspension, specifying the sanctions suspended and the period of suspension shall be given to the relevant holder in writing within seven days after any decision to implement such a suspension.

74.10 The provisions of this Article are without prejudice to, and shall not affect, the right of the Company to apply any of the provisions referred to in Part VI of the Act.

Objection to the qualification of a vote

75 If any objection shall be raised as to the qualification of any voter or it is alleged that any votes have been counted which should not have been counted or that any votes are not counted which ought to have been counted, the objection or allegation shall not vitiate the decision on any resolution unless it is raised at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the alleged error occurs. Any objection or allegation made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

Voting by proxy

76 Upon a poll votes may be given either personally or by proxy. A proxy shall not be entitled to vote except on a poll.

How signed

77 The instrument appointing a proxy shall be in the usual common form or such other form as may be approved by the Directors from time to time (provided that it shall be so worded as to enable the proxy to vote either for or against the resolutions to be proposed at the meeting at which the proxy is to be used) and shall be in writing under the hand of the appointor, or of his attorney duly authorised in writing, or if such appointor is a corporation either under its common seal or under the hand of an attorney or duly authorised officer of the corporation. A member may appoint two or more persons as proxies in the alternative, but if he shall do so only one of such proxies may attend as such and vote instead of such member on any one occasion.

Any person may act as proxy

78 Any person may be appointed to act as proxy. A proxy need not be a member of the Company.

Deposit of proxy

79 The instrument appointing a proxy, and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office (or such other place in the United Kingdom as may be specified for that purpose in or by way of note to the notice convening the meeting) not less than forty-eight hours before the time fixed for holding the meeting or adjourned meeting at which the person named in such instrument is authorised to vote, or, in the case of a poll taken more than forty-eight hours after it was demanded, not less than twenty-four hours before the time appointed for the taking of the poll or, in the case of a poll not taken forthwith but taken within forty-eight hours after it was demanded, at the meeting at which such poll was demanded with any Director or the Secretary, and in default the instrument of proxy shall not be treated as valid: Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

A proxy may demand a poll

80 The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll but shall not confer any further right to speak at the meeting except with the permission of the Chairman.

When vote by proxy valid, though authority revoked

81 A vote given or act done in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the appointor, or revocation of the proxy, or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Office (or such other place in the United Kingdom as may be specified for depositing the instrument of proxy in or by way of any note to the notice convening the meeting) at least one hour before the commencement of the meeting or adjourned meeting or poll at which the vote was given or the act was done.

Votes by corporations

82 Any corporation which is a member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members, and the person so authorised shall be entitled to exercise the same powers on behalf, of the corporation which he represents as that corporation could exercise if it were an individual member attending the meeting in person.

                                    DIRECTORS

Numbers of Directors

83 Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall be not less than three nor more than fourteen.

Director's retiring age excluded

84 A Director shall be capable of being appointed or re-elected a Director notwithstanding that he shall have attained the age of seventy nor shall a Director be required to retire by reason of his having attained that or any other age, and Section 293 of the Act shall not apply.

Director's share qualification

85 A Director shall not require a share qualification. A Director shall be entitled to receive notice of and attend and speak at all General
        Meetings of the Company and at all separate general meetings of the holders of any class of shares in the capital of the Company.

Remuneration of Directors

     86 The remuneration of the Directors for acting as Directors (including acting as members of any committee of the Directors) shall from time to time be determined by the Company in General Meeting, save that the Company may pay to Directors not being employees of the Company or any of its subsidiaries such fees as may be determined by the Directors, in an amount not exceeding a basic fee of L20,000 per Director per annum, together with allowances of up to L600 per Director for each meeting of the Directors or any committee thereof attended in person, L500 per Director for each such meeting attended by telephone and L250 per calendar quarter for acting as Chairman of any committee of the Directors, in each case exclusive of value added tax, if any (or such other amount(s) as may from time to time be fixed by the Company in general meeting).

Repayment of expenses

87 The Company may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors, or of any committee of the Directors, or General Meetings, or otherwise in or about the business of the Company.

Payment for duties outside scope of ordinary duties

88 Any Director who is appointed to any executive office or otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director may be paid in addition to any Directors' fees to which he may be entitled under Article 86 such remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

Register of Directors' holdings of shares or debentures by Directors

89 The Company shall in accordance with the provisions of the Statutes duly keep at the Office a register showing, as respects each Director, the number description and amount of any shares in or debentures of the Company and of other bodies corporate in which he is interested. Such register shall be open to inspection between the hours of 10 a.m. and 12 noon on weekdays other than national holidays and shall also be produced at the commencement of each Annual General Meeting and shall remain open and accessible during the continuance of the meeting to any person attending the meeting.

                        POWERS AND DUTIES OF DIRECTORS

Powers

90 The business of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not required to be exercised by the Company in General Meeting, subject, to the provisions of these Articles and of the Statutes, and to such regulations as may be prescribed by the Company in General Meeting; but no regulation made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any specific power conferred upon the Directors by any other Article.

Pensions, etc.

91 Without prejudice to the generality of the last preceding Article, the Directors may give or award pensions, annuities, gratuities and superannuation or other allowances or benefits to any persons who are or have at any time been employed by or in the service of the Company (including Directors who have held any executive office under the Company) and to the husbands, wives, widows, widowers, children and other relatives and dependents of any such persons, and may set up, establish, join with other companies (being Subsidiaries or companies with which it is associated in business), support and maintain pension, superannuation or other funds or schemes (whether contributory or non-contributory) for the benefit of such persons or any of them or any class of them. Any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit. Any such pension, funds or schemes may, as the Directors consider desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

Subsidiaries

92 The Directors may arrange that any branch of the business carried on by the Company or any other business in which the Company may be interested shall be carried on as or through one or more Subsidiaries and they may, on behalf of the Company, make such arrangements as they think advisable for taking the profits or bearing the losses of any branch or business so carried on or for financing, assisting or subsidising any such Subsidiary or guaranteeing its contracts, obligations or liabilities, and they may appoint, remove and re-appoint any persons (whether members of their own body or not) to act as Directors, Managing Directors or Managers of any such Subsidiary or any other company in which the Company may be interested and may determine the remuneration (whether by way of salary, commission on profits or otherwise) of any persons so appointed, and any Directors of the Company may retain any remuneration so payable to them.

Attorneys

     93 The Directors may from time to time and at any time by power of attorney executed under the Seal or otherwise by the Company as its Deed appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may decide and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

Seal for use abroad

94 The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

Overseas Branch Register

95      The  Company  may  exercise  the powers  conferred  upon the  Company by
        Section 362 of the Act with regard to the keeping of an Overseas Branch Register, and the Directors may (subject to the provisions of that Section) make and vary such regulations as they may think fit respecting the keeping of any such register.

Authorisation of signatures and acceptances

96 All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine.

                        BORROWING POWERS AND DEBENTURES

97.1 The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and uncalled capital and to issue debentures and other securities whether outright or as principal or collateral security for any debt, liability or obligation of the Company or of any third party. The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its Subsidiaries (if any) so as to procure (as regards Subsidiaries so far as by such exercise they can procure) that the aggregate principal amount for the time being remaining undischarged of all moneys borrowed by the Company and its Subsidiaries (exclusive of intra-group borrowings) shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed four times the aggregate of:-

97.1.1 the amount paid up or credited as paid up on the share capital of the Company; and

97.1.2 the amount standing to the credit of the consolidated capital and revenue reserves of the Company and its subsidiary companies (including any share premium account and capital redemption reserve but excluding any reserves for taxation and after deducting any amount standing to the debit for the time being on profit and loss account).

        all as shown by the latest audited consolidated balance sheet of the Company and its subsidiary companies but after:-

        (i) making such adjustments as may be appropriate in respect of any variation of paid-up capital effected or any distribution made or any shares transferred (other than a transfer between the Company and/or any of its Subsidiaries) since the date of such balance sheet and so that for this purpose capital allotted shall be treated as issued and any capital already called up or payable at any fixed future date should be treated as being paid up; and

        (ii) adding the cost of goodwill which arose on consolidation of businesses or assets acquired by the Company or any Subsidiary and which are held by the Company or any Subsidiary as at the date of such consolidated balance sheet, less amortisation as if such goodwill had been carried on the balance sheet as an asset and amortised over 40 years on a straight line basis, such amount to be certified by the Company's Auditors.

             For this purpose the expression "moneys borrowed" shall be deemed to include all amounts outstanding by way of loan capital notwithstanding that the same may have been or may be issued in whole or in part for a consideration other than cash.

97.2 No such sanction shall be required to the borrowing of any sum of money intended to be applied in the repayment (with or without premium) of any moneys then already borrowed and outstanding and so applied within 60 days of the borrowing thereof notwithstanding that the same may result in such limit being exceeded. Notwithstanding the provisions of this Article, no person dealing with the Company shall be concerned to see or enquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

97.3 A certificate by the Auditors for the time being of the Company as to the aggregate amount of moneys borrowed which may at any one time in accordance with Article 97.1 above be owing by the Company and its Subsidiaries without such sanction as is provided for in that paragraph. or as to the actual amount of moneys borrowed at any time shall be conclusive and shall be binding upon the Company, its members and all persons dealing with the Company.

Bonds, debentures, etc., to be subject to control of Directors

98 Subject to the provisions of the Statutes, any debentures or other securities issued or to be issued by the Company shall be under the control of the Directors, who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

                              DIRECTORS' INTERESTS

Power to hold other office

99      Subject to the provisions of these Articles and the Statutes:-

99.1 a Director may hold subject to Section 319 of the Act any office or place of profit under the Company in conjunction with the office of Director for such period, and on such terms as to remuneration and otherwise, as the Directors may determine, and a Director or any firm in which he is interested may act in a professional capacity for the Company and he or such firm shall be entitled to remuneration for professional services as if he were not a Director: Provided that no Director or any such firm may act as Auditor to the Company;

99.2 a Director may enter into or be interested in contracts or arrangements with the Company (whether with regard to any such office or place of profit or any such acting in a professional capacity or as vendor, purchaser or otherwise howsoever) and may have or be interested in dealings of any nature whatsoever with the Company and shall not be disqualified from office thereby. No such contract, arrangement or dealing shall (subject to the provisions of the Statutes) be liable to be avoided, nor (subject as aforesaid) shall any Director so contracting, dealing or being so interested be liable to account to the Company for any profit arising out of any such contract, arrangement or dealing to which he is a party or in which he is interested by reason of his being a Director of the Company, or the fiduciary relationship thereby established.

Declaration of interest

100.1 A Director who to his knowledge is in any way, whether directly or indirectly, interested in any contract or arrangement or proposed contract or arrangement shall declare the nature of his interest at a meeting of the Directors in accordance with the provisions of this Article.

When declaration to be made

100.2 In the case of a proposed contract such declaration shall be made at the meeting of Directors at which the question of entering into the contract is first taken into consideration, or, if the Director concerned was not (or did not know that he was) at the date of that meeting interested in the proposed contract, at the next meeting of the Directors held after he became so interested, or knew he had become so interested. Where the Director concerned becomes interested (or knows he is interested) in a contract after it is made, such declaration shall be made at the first meeting of Directors held after the Director becomes so interested, or knows that he is so interested.

General notice

100.3 A general notice given to the Directors by a Director (if it is given at a meeting of Directors, or such Director takes reasonable steps to secure that it is brought up and read at the next meeting of Directors after it is given) to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice, be made with that company or firm, shall for the purpose of this Article be deemed to be a sufficient declaration of interest in relation to any contract so made. For the purposes hereof a transaction or arrangement of the kind described in
        Section 330 of the Act made for a Director or a person connected with such Director (within the meaning of Section 346 of the Act) shall if it would not otherwise be so treated (and whether or not prohibited by that Section) be treated as a transaction or arrangement in which that Director is interested.

Interests of Directors in other companies

101 A Director may be or continue or may become a director or other officer or servant of, or otherwise interested in, any other company promoted by the Company or in which the Company may be in any way interested and shall not (in the absence of agreement to the contrary) be liable to account to the Company for any emoluments or other benefits received or receivable by him as director, or officer or servant of, or from his interest in, such other company.

Exercise of voting rights conferred by shares of other companies

102 Subject to Article 115, the Directors may exercise or procure the exercise of the voting rights attached to shares in any other company in which the Company is or becomes in any way interested, and may exercise any voting rights to which they are entitled as directors of any such other company in such manner as they shall in their absolute discretion think fit, save that no Director shall be entitled to vote (or be counted in a quorum) in respect of any resolution appointing himself as a director, officer or servant of such other company.

                          DISQUALIFICATION OF DIRECTORS

Disqualification

103     The office of a Director shall be vacated if the Director:-

103.1 becomes bankrupt or insolvent or compounds with his creditors generally or shall apply to the Court for an interim order under Section 253 of the Insolvency Act 1986 in connection with voluntary arrangements under that Act;

103.2   he is, or may be, suffering from mental disorder and either:-

103.2.1 he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

103.2.2 an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

103.3 becomes prohibited from being a director of a company by reason of any order made under the Statutes;

103.4 is convicted of an indictable offence (not being an offence which, in the opinion of the Directors, does not affect his character or position as a Director of the Company);

103.5 is absent from meetings of the Directors for a period of six months without leave expressed by a resolution of the Directors and the Directors resolve that his office be vacated;

103.6 (not being an executive Director whose contract of employment precludes resignation) he resigns his office by notice in writing left at the Office;

103.7   is removed  from office  under  Section 303 of the Act or as provided in
        Article 108;

103.8 is requested in writing by all of the other Directors to resign his office.

        But any act done in good faith by a Director whose office is so vacated shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or an entry shall have been made in the Directors' minute book stating that such Director has ceased to be a Director of the Company.

                      ELECTION AND APPOINTMENT OF DIRECTORS

Directors to retire by rotation

104 At the Annual General Meeting in every year, one third of the Directors for the time being, or if their number is not three or a multiple of three then the number nearest to one-third, shall retire from office, the Directors to retire in each year being those who have been longest in office since their last election, but as between persons who became Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election. Any Director not re-elected at the Annual General Meeting shall retain office until the Meeting appoints another person in his place, or if it does not appoint a replacement, until the end of the Meeting.

Filling vacancies

105 At the Annual General Meeting, the Company may elect a person to any and each retiring Director's office and appoint persons to any other offices which may then be vacant. The Company may also at any Extraordinary General Meeting on notice duly given, fill any vacancies in the office of Director, or appoint additional Directors, provided that the maximum number fixed as hereinbefore mentioned shall not be exceeded.

Notice of intention to propose a Director

106 No person other than a Director retiring at the meeting or who is recommended by the Directors for election shall be eligible for election to the office of Director at any General Meeting unless, not less than seven nor more than twenty-one days before the day appointed for the meeting, there shall have been left at the Office notice in writing, signed by a member duly qualified to attend and vote at such meeting, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

Power to fill casual vacancy

107 The Directors shall have power at any time and from time to time to appoint any other person to be a Director of the Company, either to fill a casual vacancy or as an addition to the Board of Directors, but so that the total number of Directors shall not at any time exceed the maximum. Any Director so appointed shall hold office only until the next following Annual General Meeting, when he shall retire, but shall be eligible for re-election. Any Director who retires under this Article shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

Removal of a Director by the Company in General Meeting

108 The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given in accordance with Section 379 of the Act, remove any Director (including a managing or other executive Director) before the expiration of his period of office (notwithstanding anything in these Articles or in any agreement between the Company and such Director but without prejudice to any claim for damages in respect of the breach of any such agreement), and may by Ordinary Resolution appoint another person in his stead.

109 Any Director so appointed shall hold office only until the next following Annual General Meeting, when he shall retire, but shall be eligible for re-election.

                              ALTERNATE DIRECTORS

Directors may appoint an alternate Director

     110 Any Director may at any time appoint a person approved by the Directors to be an alternate Director of the Company and may at any time remove any alternate Director appointed by him from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company nor be required to hold any qualification, nor be counted in reckoning the minimum number of Directors allowed or required by these Articles, but shall otherwise be subject to the provisions of these Articles with regard to Directors. An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors and to attend and vote as a Director at any such meetings at which the Director appointing him is not personally present, and generally to perform all the functions of such appointor as a Director. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, provided that if any Director retires pursuant to Article 105 but is re-elected by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such office. All appointments and removals of alternate Directors shall be effected by writing under the hand of the Director making or revoking such appointment left at the Office.

Responsibility of alternate Director

111 Every alternate Director shall be an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him.

                            LOCAL AND OTHER DIRECTORS

Power to appoint local Directors

     112 The Directors may from time to time pursuant to this Article appoint any other persons to any post with such descriptive title including that of Director (whether as local, associate, executive, group, divisional, departmental, deputy, assistant, advisory director or otherwise) as the Directors may determine and may define, limit, vary and restrict the powers, authorities and discretions of persons so appointed and may fix and determine their remuneration and duties, and subject to any contract between him and the Company may remove from such post any person so appointed. A person so appointed shall not be a Director of the Company for any of the purposes of these Articles or of the Act.

                            PROCEEDINGS OF DIRECTORS

Meetings and quorum

113.1 The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall constitute a quorum.

113.2 Any Director may participate in a meeting of the Directors by means of conference telephone or similar communications equipment whereby all the Directors participating in the meeting can hear each other and the Directors participating in this manner shall be deemed to be present in person at such meeting and shall accordingly be counted in the quorum and entitled to vote. Subject to the Statutes, all business transacted in such manner by the board of Directors or a committee of the board of Directors shall for the purposes of these Articles, be deemed to be validly and effectively transacted at a meeting of the board of Directors or a committee of the Board notwithstanding that fewer than two Directors or alternate Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

Voting

114 Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

Restrictions on voting

115.1 Save as provided in the following paragraphs of this Article, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he (together with any person connected with him within the meaning of Section 346 of the Act) has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

115.2 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

115.2.1 the giving of any security, guarantee or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its Subsidiaries;

115.2.2 any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its Subsidiaries for subscription or purchase in which offer he (or any person so connected with him) is entitled to participate as a holder of securities or is or is to be interested as a participant in the underwriting or sub-underwriting;

115.2.3 any proposal  concerning  any other  company in which he is  interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

115.2.4 any proposal concerning the adoption, modification or operation of any arrangement for the benefit of employees of the Company or any of its Subsidiaries (including a superannuation fund or retirement benefits scheme under which he may benefit or an employees' share scheme under which he may benefit) and which does not confer on any Director any privilege or advantage not generally accorded to the employees to whom such arrangement relates;

115.2.5 any proposal concerning the purchase or maintenance of any insurance policy under which he may benefit.

115.3 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to Article 115.2.3) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

115.4 If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

Summoning Meetings

116 A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notice of a meeting of Directors need not be given to a Director who is not in the United Kingdom. Notice of a Board Meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Directors that notice of Board Meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom.

Directors may act notwithstanding vacancy

117 The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, but for no other purpose.

Chairman

118 The Directors may elect a Chairman and a Deputy Chairman of their meetings, and determine the period for which each is to hold office; but if no such Chairman be elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

Memorandum signed by all the Directors

119 A memorandum in writing signed by all the Directors for the time being entitled to receive notice of a meeting of Directors and annexed or attached to the Directors' minute book shall be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. Any such memorandum may consist of several documents in like form, each signed by one or more of such Directors. Such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him, and need not be signed by the appointing Director if signed by his alternate.

Delegation to committees

120 The Directors may delegate any of their powers to committees, consisting of such one or more of their body as they think fit. Such committees may also include members who are not Directors provided that the presence of at least one Director shall be required for a quorum at any meeting of any such committee and no resolution of any such committee shall be effective unless approved by a majority of the Directors present. Any committee so formed shall, in the exercise of the powers so delegated and in its conduct of its meetings, conform to any regulations that may be imposed on it by the Directors. The resolutions herein contained for the meetings and proceedings of Directors shall, so far as not altered by any regulations made by the Directors, apply also to the meetings and proceedings of any committee.

Acts valid although defective appointment

121 All acts done by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors, shall notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                               EXECUTIVE DIRECTORS

Power to appoint Executive Directors

122 The Directors may from time to time appoint one or more of their number to an executive office including the offices of Chairman, Vice-Chairman, Managing Director, Joint Managing Director, Assistant Managing Director or manager or any other salaried office for such period and on such terms as they think fit. Without prejudice to any claim a Director may have for damages for breach of any contract of service between him and the Company the appointment of any Director hereunder shall be subject to determination ipso facto if he ceases from any cause to be a Director, or (subject to the terms of any contract between him and the Company) if the Directors resolve that his term of office as an executive Director be determined.

Remuneration of Executive Directors

123 A Director holding office pursuant to Article 122 shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine and such remuneration shall, unless otherwise agreed, be additional to such remuneration (if any) as is from time to time payable to him as a Director and such Director shall be a Director for the purposes of and subject to the provisions of Section 319 of the Act.

Powers may be delegated

124 The Directors may entrust to and confer upon a Director holding such executive office as aforesaid any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                    PRESIDENT

125 The Directors may, from time to time, appoint any person who, in their opinion, has rendered outstanding services to the Company to be President of the Company. The President shall not, by virtue of his office, be deemed to be a Director but nevertheless, by invitation of the Directors, he may attend meetings of the Directors for the purpose of giving advice and the Directors may remunerate the President in respect of advice and assistance from time to time.

                                    SECRETARY

Secretary

     126 The Directors shall appoint, and may remove at their discretion, a Secretary, and shall fix his remuneration and terms and conditions of employment. Anything required or authorised to be done by or to the Secretary by the Statutes or these Articles may, if the office is vacant or there is for any other reason no Secretary capable of acting or willing or available to act, be done by or to any assistant or deputy Secretary, or, if there is none, by or to any officer of the Company authorised in that behalf by the Directors.

Disqualification

127     No person shall be Secretary who is either:-

127.1   the sole Director of the Company; or

127.2 a corporation the sole director of which is the sole Director of the Company; or

127.3 the sole director of a corporation which is the sole Director of the Company.

Restriction on powers of Director who holds office as Secretary

128 A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

AUTHENTICATION OF DOCUMENTS

129.1 Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

129.2 A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of the Directors which is certified as such shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

                                     MINUTES

Minutes to be made

130 The Directors shall cause minutes to be made in books provided for the purpose:-

130.1   of all appointments of officers made by the Directors;

130.2 of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

130.3 of all resolutions and proceedings at all meetings of the Company and the holders of any class of shares in the Company and of Directors and of committees of Directors.

                                    THE SEAL

Seal and sealing

     131.1 The Directors shall provide for the safe custody of the Seal. The Seal shall not be affixed to any instrument except by the express authority of a resolution of the Directors or of a committee of the Directors and in the presence of at least one Director, and of the Secretary or of such other person as the Directors or such committee of the Directors may appoint for the purpose, and that Director and Secretary or other person as aforesaid, shall sign every instrument to which the Seal is so affixed in their presence: Provided that the Directors may determine that any certificates for stock and shares of the Company and (subject to the terms or conditions of issue thereof) debenture stock or other forms of security may at the discretion of the Directors be issued with such signatures or any of them affixed thereto by some mechanical means or without any such signature or countersignature if the system of controlling the affixing of the Seal thereto and (where appropriate) the mechanical signature or signatures thereon is approved by the Auditors, Transfer Agents or Bankers of the Company.

131.2 Any instrument expressed to be executed by the Company and signed by two Directors or one Director and the Secretary by the authority of the Directors or of a committee authorised by the Directors shall (to the extent permitted by the Statutes) have effect as if executed under the Seal.

                                    DIVIDENDS

Dividends how payable

132 Subject to the rights of the holders of any shares entitled to any priority, preference or special privileges and the terms of issue of any shares, all dividends shall be declared and paid to the members in proportion to the amounts paid up or credited as paid up on the shares held by them respectively. No amount paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall, subject as aforesaid, be apportioned and paid proportionately to the amounts paid up or credited as paid up on the shares during any portion or portions of the period in respect of which the dividend is paid: but if any share is issued on terms providing that it shall rank for dividend from a particular date or pari passu as regards dividends with a share already issued it shall rank accordingly.

Directors to recommend Company to declare dividend

133 The Directors shall lay before the Company in General Meeting a recommendation as to the amount (if any) which they consider should be paid by war of dividend, and the Company shall declare the dividend to be paid, but such dividend shall not exceed the amount recommended by the Directors.

Dividends only out of profits

134 No dividend or interim dividend shall be paid otherwise than out of profits available for distribution in accordance with the provisions of the Statues.


Interim dividends

135 The Directors may from time to time pay to the members, or any class of members, such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the capital of the Company is divided into different classes of shares the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights with regard to dividends and provided that the Directors act bona fide they shall not incur any responsibility to the holders of any shares for any damage that they may suffer by reason of the payment of an interim dividend on any shares. The Directors may also pay half yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of opinion that the profits justify the payment.

Lien

136.1 The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

136.2 The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares contained in these Articles entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

Method of Payment of Dividends

137.1 Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant or similar financial instrument sent by ordinary post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the Register or to such person and to such address as the person or persons entitled may in writing direct. Every cheque or warrant or similar financial instrument shall be made payable to, or to the order of, the person or persons entitled or to such other person as the person or persons entitled may in writing direct.

137.2 Any such dividend or other money may also be paid by any other method (including by direct debit or bank transfer to the bank account of the person otherwise entitled to receive payment by cheque or warrant or similar financial instrument pursuant to this Article 137 or by other form of electronic media (including in respect of uncertificated shares by means of a relevant system)) which the Directors consider appropriate. Payment by such electronic media shall be made to the bank account details of which have been provided to the Company in writing by the person entitled to receive the same, save in respect of payments through a relevant system which shall be made in such manner as is consistent with the facilities and requirements of the relevant system concerned, including by the sending of an instruction to the operator of the relevant system concerned to credit the cash memorandum account of the person entitled to receive payment. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other money payable in respect of the share.

137.3 The Company may cease to send any cheque or warrant or similar financial instrument (or to use any other method of payment) for any dividend payable in respect of a share if, in respect of at least two consecutive dividends payable on that share, the cheque or warrant or similar financial instrument has been returned undelivered or remains uncashed (or that other method of payment has failed) but, subject to the provisions of these Articles, shall recommence sending cheques or warrants or similar financial instruments (or using another method of payment) for dividends payable on that share if the person or persons entitled so request.

137.4 Payment by such cheque or warrant or similar financial instrument or the collection of funds from, or transfer of funds by, any bank or other person so authorised on behalf of the Company in accordance with such direct debit or bank transfer or by means of such other form of electronic media (including the making of a payment in accordance with the facilities and requirements of the relevant system concerned) shall be an absolute discharge to the Company.

Dividends not to bear interest

138 No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

Distribution of assets in kind

139 The Directors may, with the sanction of the Company in General Meeting, distribute in kind among the members by way of dividend any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled: Provided always that no distribution shall be made which would amount to a reduction of capital except in the manner required by law.

Purchase of assets from a past date

140 Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date at a price fixed wholly by reference to the value of such asset, business or property at the past date and without any addition or reduction in respect of subsequent transactions upon the terms that the Company shall as from that date take the profits and bear the losses thereof, the actual profit or loss as the case may be so accruing to the Company may, at the discretion of the Directors be credited or debited wholly or in part to revenue account and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividend, be treated as a profit or loss arising from the business of the Company and available for dividend accordingly.

Unclaimed dividends

141 Payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date such dividend became due for payment shall be forfeited and shall revert to the Company.

                                  RESERVE FUND

Reserve Fund

142 Before recommending a dividend the Directors may set aside any part of the net profits of the Company to a reserve fund, and may apply the same either by employing it in the business of the Company or by investing it in such manner as they think fit, and the income arising from such reserve fund shall be treated as part of the gross profits of the Company. Such reserve fund may, subject to the Statutes, be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, equalising dividends, paying special dividends or bonuses, or for any other purpose for which the profits of the Company may lawfully be used, and until the same shall be so applied it shall be deemed to remain undivided profit. The Directors may also carry forward to the accounts of the succeeding year or years any profit or balance of profits which they shall not think fit to divide or to place to reserve.

                           CAPITALISATION OF RESERVES

Capitalisation of Reserves

143 Subject to the provisions of the Statutes, the Company in General Meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve funds or reserve accounts (including any undistributable reserves) or to the credit of the profit and loss account (not being required for the payment of or provision for any fixed preferential dividend), and accordingly that such sum be applied on behalf of the members who would have been entitled thereto if distributed by way of dividend and in the same proportion either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and issued credited as fully paid up to and among such members in the proportion aforesaid or partly in the one way and partly in the other, and the Directors shall give effect to such resolution: Provided that a share premium account and a capital redemption reserve may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to members as fully paid shares.

Appropriations by Directors

144 Whenever such a resolution shall have been passed the Directors shall make all appropriations and applications of the amount resolved to be capitalised, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they see fit for the case of shares or debentures which would otherwise be issued in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf by the application thereto of their respective proportions of the amount resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Scrip Dividends

145 Subject to approval by the Company in General Meeting and subject as hereinafter provided, the Directors may at their discretion resolve (at the same time as they resolve to recommend or to pay any dividend on any shares in the capital of the Company) that the members will have the option to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid provided that:-

145.1 an adequate number of unissued Ordinary Shares is available for this purpose.

145.2 the approval by the Company in General Meeting may only be given in respect of a specified dividend or of any dividends declared or to be declared or paid in respect of a specified financial year;

145.3 the number of Ordinary Shares to be allotted in lieu of any amount of dividend as aforesaid shall be determined by the Directors so that the value of such shares shall equal (as nearly as possible without exceeding) such amount and for this purpose the value of an Ordinary Share shall be deemed to be the average of the middle market quotations of such shares as shown in the Official List of the London Stock Exchange (adjusted as below) on the ex-dividend date and on the next four business days and each such middle market quotation as is not "ex-dividend" shall be adjusted by deducting therefrom the cash amount of such dividend per share;

145.4 the Directors, after determining the maximum number of Ordinary Shares to be allotted as aforesaid shall give notice in writing to the members of the option to elect accorded to them and shall send with such notice forms of election which specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

145.5   following  the  receipt of a notice or notices of  election  pursuant to
        Article 145.4, the Directors shall allot to the holders of those shares in respect of which the share election has been or is duly exercised in lieu of the dividend (or that part of the dividend in respect of which the right of election has been accorded) such number of additional
        Ordinary Shares determined as aforesaid and for such purpose the Directors shall appropriate and capitalise out of any reserve or fund (including any share premium account or capital redemption reserve or profit and loss account) as they shall determine an amount equal to the aggregate nominal amount of the additional Ordinary Shares so to be allotted and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst those members who have given notices of election as aforesaid, such additional Ordinary Shares to rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend;

145.6 the Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded or the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter, on behalf of all the members interested, into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned;

145.7 the Directors may on any occasion determine that rights of election shall not be made available to any members with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful and in such event the provisions aforesaid shall be construed subject to such determination;

145.8 unless the board otherwise determines, or unless the Regulations and/or the rules of the relevant system concerned otherwise require, the new Ordinary Share or Shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared in respect of his elected Ordinary Shares shall be in uncertificated form (in respect of the member's elected Ordinary Shares which were in uncertificated form on the date of the member's election) and in certificated form (in respect of the member's elected Ordinary Shares which were in certificated form on the date of the member's election);

145.9 the board may also from time to time establish or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of CREST, under which a holder of Ordinary Shares may elect in respect of future rights of election offered to that holder under this Article until the election mandate is revoked in accordance with the procedure.

                                    ACCOUNTS

Accounts to be kept

146 The Directors shall cause proper books of account (being such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions and otherwise complying with the Statutes) to be kept with respect to:

146.1 all sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditure take place;

146.2   all sales and purchases of goods by the Company; and

146.3   the assets and liabilities of the Company.

Limitation of right to inspect

147 The books of account shall be kept at the Office, or (subject to the provisions of Section 222 of the Act) at such other place or places as the Directors may determine, and shall always be open to the inspection of the Directors. The Directors may from time to time determine whether and to what extent and at what times and places, and on what conditions, the books and accounts of the Company, or any of them, shall be open to the inspection of the members (not being Directors), and the members shall have only such rights of inspection as are given to them by the Statutes or ordered by a Court of competent jurisdiction or by such resolution as aforesaid.

Production of accounts

148 The Directors shall from time to time in accordance with the provisions of the Statutes cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes.

Copies

149 A copy of every balance sheet, Directors' report and profit and loss account, including every document required by law to be annexed thereto, which is to be laid before the Company in General Meeting, together with a copy of the Auditors' report, shall, not less than twenty-one clear days before the date of the meeting, be sent to every member (whether he is or is not entitled to receive notices of General Meetings of the Company), every holder of debentures of the Company (whether he is or is not so entitled), and all other persons so entitled. Provided always that if and to the extent permitted by the Statutes the Company need not despatch copies of these documents to members, but may instead send to them (or certain of them) summaries of such financial statements or other documents. In addition this Article shall not require a copy of such documents to be sent to any person to whom, by virtue of Section 238(2) of the Act, the Company is not required to send the same. There shall also be sent to each recognised investment exchange on which the shares of the Company are dealt in or listed the number of copies of the aforesaid documents required by such exchange.

                                      AUDIT

Auditors to be appointed

150 Auditors shall be appointed and their duties regulated in the manner provided by the provisions of the Statutes.

All acts to be valid

151 Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Power to attend certain General Meetings

152 The Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive, and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

                                     NOTICES

Notice, how served

153 A notice may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address. Any notice may be given to a member by reference to the register of members as it stands at any time within ten days before notice is given, and no change in the register after that time shall invalidate the notice.

Members out of United Kingdom

154 No member shall be entitled to have a notice served on him at any address not within the United Kingdom but any member whose registered address is not within the United Kingdom may by notice in writing require the Company to register an address within the United Kingdom which, for the purpose of the service of notices, shall be deemed to be his registered address. A member who has no registered address within the United Kingdom and has not given notice as aforesaid shall not be entitled to receive any notices from the Company.

Time of service of notice

155 Any notice sent by first class post shall be deemed to have been served on the day after the same shall have been posted and if sent by second class post on the second day thereafter; and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted.

Notice to be given in case of death or bankruptcy of a member

156 A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within the United Kingdom supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

                     SUSPENDED OR CURTAILED POSTAL SERVICES

157 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by notice advertised on the same date in at least two leading daily newspapers, at least one of which shall be a national daily newspaper, with appropriate circulation and such notice shall be deemed to have duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

                             PROVISION FOR EMPLOYEES

158 The power conferred upon the Company by Section 719 of the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any Subsidiary shall only be exercised by the Company with the prior sanction of a Special Resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares and shall accordingly require either:-

158.1 the prior consent in writing of the holders of three fourths of the issued shares; or

158.2 the prior sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares, of each class in accordance with the provisions of these Articles.

                                    INDEMNITY

159 Subject to the provisions of the Statutes, every President, Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. The Directors may purchase and maintain insurance for the benefit of any Director or other officer or auditor to the extent permitted by the Statutes.

                                   WINDING UP

Distribution of assets in winding up

160 If the Company shall be wound up the assets remaining after payment of the debts and liabilities of the Company and the costs of the liquidation shall be applied, first, in repaying to the members the amounts paid up on the shares held by them, respectively, and the balance (if any) shall be distributed among the members in proportion to the number of shares held by them respectively: Provided always that the provisions hereof shall be subject to the rights of the holders of shares (if any) issued upon special conditions.

Assets may be distributed in specie

161 In a winding up any part of the assets of the Company, including any shares in or securities of other companies, may, with the sanction of an Extraordinary Resolution of the Company, be divided among the members of the Company in specie, or may, with the like sanction, be vested in trustees for the benefit of such members, and the liquidation of the Company may be closed and the Company dissolved but so that no member shall be compelled to accept any shares whereon there is any liability.